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                                                                   EXHIBIT 10.12

                          BUTLER MANUFACTURING COMPANY

                           DIRECTOR DEFERRED FEE PLAN

                                    ARTICLE I

                                     PURPOSE

       The purpose of the Butler Manufacturing Company Director Deferred Fee Plan (hereinafter referred to as the "Plan") is to allow Director's of Butler Manufacturing Company, a Delaware corporation, and its subsidiaries to defer receipt of compensation they earn as a Director. It is intended that the Plan will provide incentives to become and remain a Director of the Company and provide a mechanism to further align the interests of Directors with those of the Company's stockholders.


                                   ARTICLE II

                                   DEFINITIONS

       For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

       2.1 BENEFICIARY. "Beneficiary" means the person, persons or entity designated by the Participant, or as otherwise provided in Article VIII, to receive any benefits distributable under the Plan in the event of the Participant's death. Any Participant Beneficiary designation shall be made in a written instrument filed with the Committee pursuant to Article VIII and shall become effective only when received in writing by the Company.

       2.2 BOARD. "Board" means the Board of Directors of Butler Manufacturing Company, a Delaware corporation.

       2.3 CHANGE OF CONTROL. "Change of Control" means:

              (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange
                     Act)) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if, pursuant to such Corporate Transaction the conditions described in clauses
                     (i), (ii) and (iii) of clause (c) of this paragraph 2.3 are satisfied; or

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              (b)    A change in the composition of the Board such that the
                     individuals who, as of the date hereof, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this paragraph 2.3, that any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be so pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

              (c) The approval by the shareholders of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such corporate transaction, directly or indirectly, 15% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 15% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
                     (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

              (d) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company or, if consummation of such liquidation or dissolution or sale or other disposition is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition, (i) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will then be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities

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                     immediately prior to such sale or other disposition in
                     substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 15% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
                     (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

       2.4 COMMITTEE. "Committee" means the Board Organization Committee of the Board of Directors.

       2.5 COMPANY. "Company" means Butler Manufacturing Company, a Delaware corporation and its subsidiaries.

       2.6 COMPENSATION. "Compensation" means any remuneration to which such Director would otherwise be entitled to as annual retainers or as meeting fees, whether for service on the Board of the Company or on a Committee of the Board.

       2.7 DEFERRAL BENEFIT. "Deferral Benefit" means the benefit payable to a Participant or Participant's Beneficiary upon the Participant's death or termination of Board service, provided in Article VII hereof.

       2.8 DEFERRED BENEFIT ACCOUNT. "Deferred Benefit Account" means the accounts maintained on the books of account of the Company for each Participant pursuant to Article VI. Separate Deferred Benefit Accounts shall be maintained for each Participant. More than one Deferred Benefit Account may be maintained for each Participant as necessary to reflect separate deferral elections. A Participant's Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be distributed to the Participant pursuant to this Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind or require the segregation of any assets of the Company.

       2.9 DETERMINATION DATE. "Determination Date" means the date on which the amount of a Participant's Deferred Benefit Account is determined as provided in
Article VI hereof. Each business day shall be a Determination Date.

       2.10 DISABILITY. "Disability" means a physical or mental condition of a Participant resulting in an inability of a Participant to continue services as a Director of the Company.

       2.11 DIRECTOR. "Director" means a current member of the Board of Directors of the Company.

       2.12 PARTICIPANT. "Participant" means each Director who is not an employee of Butler Manufacturing Company and who elects to participate by filing a Participation Agreement as provided in Article IV.

       2.13 PARTICIPATION AGREEMENT. "Participation Agreement" means the agreement filed by a Participant prior to the beginning of the first period for which any of the Participant's Compensation is to be deferred pursuant to the Plan. A form of such Participation Agreement is attached to this document.

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       2.14 PLAN YEAR. "Plan Year" means a twelve month period commencing on
January 1 and ending the following December 31. The first Plan Year shall commence on July 1, 2000, and end on December 31, 2000.

       2.15 SPOUSE. "Spouse" means a Participant's wife or husband who was lawfully married to the Participant at the time of the Participant's death or a determination of Participant's incompetency.

       2.16 TERMINATION. "Termination" means a Participant's resignation as a Director, removal from office or Disability.

       2.17 UNIT. A "Unit" means the equivalent to the value of a single share of Butler Manufacturing Company Common Stock.


                                   ARTICLE III

                                 ADMINISTRATION

       3.1 COMMITTEE; DUTIES. This Plan shall be administered by the Committee. Members of the Committee may be Participants under this Plan. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretation of the Plan, as may arise in connection with the Plan.

       3.2 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated under the Plan shall be final, conclusive and binding upon all persons having any interest in the Plan, unless a written appeal is received by the Company within sixty days of the disputed decision or action. The appeal will be reviewed by the Committee and the decision of the Committee shall be final, conclusive and binding on the Participant and all persons claiming by, through or under the Participant, including but not limited to any Beneficiary of the Participant.


                                   ARTICLE IV

                                  PARTICIPATION

       4.1 PARTICIPATION. Participation in the Plan shall be limited to each Director who is not an employee of the Company and who elects to participate in the Plan by filing a Participation Agreement with the Committee. A Participation Agreement must be filed prior to December 20 immediately preceding the Plan Year in which the Participant's participation in the Plan will commence. The election to participate shall be effective on the first day of the Plan Year following receipt by the Committee of a properly completed and executed Participation Agreement.

       However, with respect to the first Plan Year of the Plan or with respect to a Director who during a Plan Year becomes eligible to participate herein, an initial Participation Agreement may be filed within 30 days of the Committee's notification to Participant of eligibility to participate. Such election to participate shall be effective on the first day of the month following the Committee's receipt thereof.

       4.2 MAXIMUM DEFERRAL AND LENGTH OF PARTICIPATION. A Participant may elect in any Participation Agreement to defer any portion or all of Participant's Compensation. The deferral percentage elected in each Participation Agreement shall be applied to the Participant's Compensation payable during the Plan Year to which the Participation Agreement applies. Deferrals shall commence with the Plan Year immediately following the year in which the respective Participation Agreement is filed with the

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Committee; however, an initial Participation Agreement which is effective other than on January 1 of a Plan Year shall apply to the remainder of that Plan Year.

       A Participant's election to defer Compensation shall be irrevocable upon the filing of the Participation Agreement; however, the deferral of Compensation under any Participation Agreement may be suspended or amended as provided in paragraphs 4.3 and 9.1 or as provided below.

       A Participant may amend a currently effective deferral election with respect to deferrals in subsequent Plan Years covered by a Participation Agreement by filing a new Participation Agreement with the Committee in the manner provided in paragraph 4.3. If a new Participation Agreement is not filed to change the amount to be deferred, it will be assumed that the deferral election from the prior Plan Year will continue during the subsequent Plan Year.

       The form of Benefit Payment and the date benefits are to commence may not be amended.

       4.3 ADDITIONAL PARTICIPATION AGREEMENT. A Participant may enter into a new Participation Agreement by filing a Participation Agreement with the Committee prior to December 20 of any calendar year, stating the amount that the Participant elects to have deferred. The new Participation Agreement shall be effective as to Compensation paid in Plan Years beginning after the last day of the Plan Year in which the respective agreement is filed with the Committee. A new Participation Agreement is subject to all of the provisions and requirements set forth in paragraph 4.2.


                                    ARTICLE V

                              DEFERRED COMPENSATION

       5.1 DEFERRED COMPENSATION. The amount of Compensation that a Participant elects to defer in a Participation Agreement executed by the Participant with respect to each Plan Year of participation in the Plan shall be converted into Units and credited by the Company to the Participant's Deferred Benefit Account throughout the year as the Participant is paid, or would be paid, any nondeferred portion of Compensation for such Plan Year.

       The price per share of Company common stock to be used for converting the Participant's deferral into Units shall be the closing price per share of the Company's Common Stock as listed on the New York Stock Exchange on the date compensation would have been paid had there been no deferral. If no shares have been traded on such date, then the next preceding date on which such shares have been traded shall be used.

       5.2 VESTING OF DEFERRED BENEFIT ACCOUNT. A Participant shall be 100% vested in the Participant's Deferred Benefit Account at all times.


                                   ARTICLE VI

                            DEFERRED BENEFIT ACCOUNT

       6.1 DETERMINATION OF ACCOUNT. The Participant's Deferred Benefit Account as of each Determination Date shall consist of the balance of the Participant's Deferred Benefit Account as of the immediately preceding Determination Date, plus the Participant's deferred compensation withheld and converted into Units since the immediately preceding Determination Date pursuant to paragraph 5.1. The Deferred Benefit Account of each Participant shall be reduced by the amount of all Benefit Payments, if any, made with respect to such Deferred Benefit Account since the preceding Determination Date.

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       6.2 CREDITING OF ACCOUNT. As of each Determination Date, the
Participant's Deferred Benefit Account shall be credited with additional Units equal in value to the dividends the Participant would have received had the Participant been the owner of shares of the Company's Common Stock equal to the number of Units in Participant's Account. Any Common Stock Dividends declared and paid throughout the Plan Year will be converted into Units as of the date the dividends are paid and credited to Participants Deferred Benefit Account. Units shall be credited based on the balance of the Deferred Benefit Account on the Determination Date but after the Deferred Benefit Account has been adjusted for any contributions or distributions to be credited or deducted for each such day.

       6.3 OTHER ADJUSTMENTS. In the event of a reorganization of the Company, equitable adjustments shall be made by the Committee in the Plan and in Units credited or to be credited to Deferred Benefit Accounts. Without limiting the foregoing, the Committee may authorize credits of additional Units or other consideration to Deferred Benefit Accounts with respect to previously credited Units, or it may otherwise adjust the terms of Units so that they will be payable in consideration different than shares of Butler Common Stock or otherwise adjusted with respect to: (a) the number and class of shares or other securities that may be issued or transferred pursuant to the liquidation of Units in connection with a distribution and (b) the number and class of shares or other securities which have not been issued or transferred under credited Units. For this purpose, a "reorganization" shall be deemed to have occurred in the event:

              (i) any capitalization, reclassification, split-up or consolidation of shares of Common Stock shall be effected;

              (ii) the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or the acquisition by another corporation of Common Stock or of all or part of the assets of the Company, exchanged for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of another corporation;

              (iii) new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock; or

              (iv) any distribution other than an ordinary cash dividend is made to the holders of Common Stock.

              In the event of any other change in the capital structure or in the capital stock of the Company, the Committee shall be authorized to make such other adjustments as it deems appropriate to cause the Deferred Participation Accounts to reflect the change.

       6.4 STATEMENT OF ACCOUNTS. The Company shall submit to each Participant, within 60 days of the end of each quarter, a statement in such form as the Company deems appropriate, setting forth the balance of each Participant's Deferred Benefit Account as of the last day of the preceding quarter.


                                   ARTICLE VII

                                    BENEFITS

       7.1 BENEFIT FOR TERMINATION. Subject to paragraph 7.4 below, upon a Participant's termination of Board service for any reason, other than death or disability, the Participant shall be entitled to a Deferral Benefit equal to the amount of Participant's Deferred Benefit Account determined under paragraphs 6.1 and 6.2 hereof as of the Determination Date coincidental with or immediately following such event.

       7.2 DEATH. Upon the death of a Participant, Participant's Beneficiary or Beneficiaries shall be entitled to receive a Deferral Benefit equal to the remaining balance in Participant's Deferred Benefit

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Account. The Deferral Benefit shall be distributed as provided for in paragraph
7.4. The Deferral Benefit provided for in this paragraph 7.2 shall be in lieu of all other benefits under this Plan in the event of a Participant's death.

       7.3 DISABILITY. In the event of Disability, as defined in paragraph 2.10, the disabled Participant shall be entitled to receive a Deferral Benefit equal to the amount of Participant's Deferred Benefit Account determined under paragraphs 6.1 and 6.2 as of the Determination Date next following such Disability. The Deferral Benefit shall be distributed as provided for in paragraph 7.4.

       7.4    FORM OF BENEFIT.

       (a)    Upon the happening of an event described in paragraphs 7.1, 7.2 or
              7.3 above, the Company shall distribute to the Participant or Participant's Beneficiary the Deferral Benefit specified in such paragraphs in one of the following forms (the "Benefit Payment" or "Benefit Payments") as elected in the Participation Agreement filed by the Participant:

              (1)   A lump sum distribution, or

              (2) Annual distributions over a period of 2 to 10 years. The annual distributions shall be calculated by multiplying the Units as of the last business day of December preceding the annual distribution by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual distributions due the Participant. By way of example, if the Participant elects a ten-year annual distribution method, the first distribution shall be 1/10 of the Account Balance, calculated as described in this paragraph.

                    The following year, the distribution shall be 1/9 of the Account Balance. Any Common Stock dividends declared and paid following a Participant's termination from the Board and prior to the last business day of December shall be converted into Units and added to the Participant's account as of the date the dividends are paid.

       (b) In the absence of a Participant's election under subparagraph 7.4(a), benefits shall be distributed in the form specified in subparagraph 7.4(a)(1).

       (c) All Benefit distributions made under this paragraph 7.4 shall be made in Common Stock of the Company plus cash for any fractional Unit.

       7.5 WITHHOLDING; PAYROLL TAXES. To the extent required by the law in effect at the time distributions are made, the Company shall withhold from distributions made hereunder any taxes required to be withheld from a Participant's compensation for the federal or any state or local government.

       7.6 COMMENCEMENT OF DISTRIBUTIONS. Distributions in the form of a lump sum as specified in subparagraph 7.4(a) (1), shall be made within 30 days following receipt of notice by the Committee of an event that entitles a Participant (or a Beneficiary) to distribution under the Plan. Annual distributions as specified in subparagraph 7.4(a) (2) shall begin within 30 days of the first day of the calendar year following termination. Subsequent annual distributions shall be made within 30 days of the first day of each calendar year as elected by the Participant until the Account Balance is distributed in full.

       7.7 CHANGE OF CONTROL. Anything in this Plan to the contrary notwithstanding, upon a Change of Control, the Participant shall be entitled to receive a Deferral Benefit equal to the amount of Participant's Deferred Benefit Account determined under paragraphs 6.1 and 6.2 as of the Determination Date coincidental with or next following such Change of Control. The Deferral Benefit shall be distributed as provided in paragraph 7.4. However, if annual distributions are elected, such distributions shall not exceed 5 years.

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                                  ARTICLE VIII

                             BENEFICIARY DESIGNATION

       8.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate in writing on a form prescribed by the Committee any person or persons as Beneficiary or Beneficiaries (both principal as well as contingent) to whom distribution under this Plan shall be made in the event of Participant's death prior to complete distribution of the benefits due to the Participant under the Plan.

       8.2 AMENDMENTS. Any Beneficiary Designation may be changed by a Participant by filing such change with the Committee in writing on a form prescribed by the Committee. The filing of a new Beneficiary Designation form will cancel all Beneficiary Designations previously filed.

       8.3 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving Participant in the first of the following classes in which there is a survivor, share and share alike:

       (a)    The Participant's surviving Spouse;

       (b) The Participant's living children in equal shares, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

       (c) The personal representative (executor or administrator) of Participant's estate.

       8.4 EFFECT OF DISTRIBUTION. The distribution to the deemed Beneficiary of the entire amount owed shall completely discharge the Company's obligations under this Plan.


                                   ARTICLE IX

                        AMENDMENT AND TERMINATION OF PLAN

       9.1 AMENDMENT. The Company may amend the Plan at any time in whole or in part; however, no amendment shall decrease or restrict any Deferred Benefit Account except as otherwise provided in the Plan. In the event the Plan is amended, the Participation Agreement shall be subject to the provisions of such amendment as if such amendment were set forth in full therein, without further action or amendment to the Participation Agreement. The Company and each Participant and Beneficiary shall be bound by, and have the benefit of, each and every provision of the Plan, as amended from time to time.

       9.2 COMPANY'S RIGHT TO TERMINATE. The Board may terminate the Plan at any time with respect to new elections to defer if, in its reasonable business judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential distributions thereunder would not be in the best interests of the Company. The Board may also terminate the Plan in its entirety at any time, and upon any such termination, all Participants under the Plan shall receive a distribution of the balance in their Deferred Benefit Accounts in a lump sum, or over such period of time (not longer than the periods elected by the Participants in their respective Participant Agreements) as may be determined by the Committee, taking into account relevant income tax considerations.


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                                    ARTICLE X

                                  MISCELLANEOUS

       10.1 UNSECURED GENERAL CREDITOR STATUS. Participants and their Beneficiaries shall have no legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company ("Policies"). Such Policies or other assets of the Company shall not be held under any trust for the benefit of Participants or their Beneficiaries or held in any way as collateral security for the satisfaction or discharge of the obligations of the Company under the Plan; however, such Policies and assets may be held in a trust if such Policies and assets remain subject to the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency. Any and all of the Company's assets and such Policies shall be, and remain, the general, unpledged and unrestricted assets of the Company. The Company's obligation under the Plan is and shall be merely an unfunded and unsecured promise of the Company to distribute benefits in the future.

       10.2 NONASSIGNABILITY. Neither a Participant nor a Beneficiary nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the benefits, if any, distributable under the Plan, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and non-transferable. No part of the benefits distributable shall, prior to actual distribution, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

       10.3 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant (or Participant's Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right (i) to be retained in the employ or other service of the Company for any specific length of time, (ii) to interfere with the right of the Company to discipline or discharge the Participant at any time, (iii) to hold any particular position or responsibility with the Company, or (iv) to receive any particular Compensation from the Company.

       10.4 PROTECTIVE PROVISIONS. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the distribution of benefits under the Plan, and by taking such other actions as reasonably may be requested by the Company.

       10.5 INCOMPETENT. If the Committee reasonably determines that any Participant or Beneficiary to whom a benefit is distributable under this Plan is unable to care for his or her affairs because of illness or accident, then any distribution due such Participant or Beneficiary (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative) may be made, upon appropriate indemnification of the Company, to the person deemed by the Committee to have current responsibility for the handling of the affairs of such Participant or Beneficiary. Any such distribution shall be for the account of the Participant or Beneficiary and shall be a complete discharge of any liability of the Company therefor.

       10.6 GOVERNING LAW. The provisions of this Plan shall be governed by and construed according to the laws of the State of Missouri.

       10.7 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns.

       10.8 EFFECTIVE DATE. This Plan shall become effective as of July 1, 2000.


May, 2000

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       ADOPTED pursuant to resolution of the Board of Directors this 20th day of
June, 2000.



                                  BUTLER MANUFACTURING COMPANY


                                  By  /S/ John J. Holland
                                      -----------------------------------
                                                 President


                                  By  /S/ John W. Huey
                                      -----------------------------------
                                                 Secretary


May, 2000

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